UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2022

INTERNATIONAL SEAWAYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Marshall Islands	1-37836-1	98-0467117
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 39th Floor

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (212) 578-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
8.5% Senior Notes due 2023	INSW - PA	New York Stock Exchange
Rights to Purchase Common Stock	N/A true	New York Stock Exchange

Item 8.01. Other Events.

On May 11, 2022, the Company issued a press release following the open letter published on May 10, 2022 by Famatown Finance Limited, a company indirectly controlled by trusts settled by Mr. John Fredriksen and a member of the Seatankers Group. This press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1:	Press Release, dated as of May 11, 2022.
104:	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.

Date: May 11, 2022	By:	/s/ James D. Small III
Name: James D. Small III
Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of May 11, 2022.